As filed with the Securities and Exchange Commission on January 5, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MYND ANALYTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	87-0419387 (I.R.S. Employer Identification Number)

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2012 Omnibus Incentive Compensation Plan

(Full Title of the Plan)

George Carpenter

President and Chief Executive Officer

MYnd Analytics, Inc.

26522 La Alameda, Suite 290

Mission Viejo, CA 92691

(949) 420-4400

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy requested to:

Jeffrey A. Baumel, Esq.

Asim Grabowski-Shaikh, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.001 per share	322,896	(2)	$9.13	(4)	$2,948,040.48	(4)	$341.68
Common Stock, par value $0.001 per share	419,135	(3)	$9.25	(5)	$3,876,998.75	(5)	$449.35
Total	742,031				$6,825,039.23		$791.03

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional shares of common stock, par value $0.001 per share (the "Common Stock"), of MYnd Analytics, Inc. ("MYnd" or the "Registrant") that may become issuable under the Registrant's Amended and Restated 2012 Omnibus Incentive Compensation Plan (the “Plan”) by reason of any stock split, stock dividend, recapitalization or other similar transaction. All Common Stock figures that appear in this Registration Statement have been adjusted to reflect a 1-for-200 reverse stock split of the Registrant's outstanding Common Stock effected on September 21, 2016.

(2)	Represents the number of shares of Common Stock issuable upon the exercise of currently outstanding stock options granted pursuant to the Plan.

(3)	Represents the number of shares of Common Stock expected to be granted pursuant to the Plan (excluding the shares issuable under outstanding options), including up to 335,781 shares of Common Stock that may become issuable in accordance with an evergreen provision providing for annual increases in the number of shares reserved for delivery under the Plan.

(4)	Solely for the purpose of calculating the registration fee, the maximum aggregate offering price has been calculated pursuant to Rule 457(h) under the Securities Act based on the weighted average exercise price of the currently outstanding stock options granted pursuant to the Plan.

(5)	Solely for the purpose of calculating the registration fee, the maximum offering price for shares for which the grant price or exercise price is unknown has been calculated pursuant to Rules 457(c) and Rule 457(h) of the Securities Act based on the average of the high and low sales prices of the Common Stock as reported in the consolidated reporting system of the OTCQB on January 4, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the U.S. Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by MYnd with the Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2016, filed with the Commission on December 22, 2016;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the report referenced in Item 3(a) above; and

(c)	the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on April 26, 2012 and any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed with the Commission by MYnd (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents with the Commission.

Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

The Delaware General Corporation Law and certain provisions of our certificate of incorporation and bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our certificate of incorporation, bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe their actions were unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the board of directors, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, unless the court determines otherwise, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable to the corporation.

Indemnification may also be granted pursuant to the terms of agreements which we are currently party to with each of our directors and executive officers, agreements which we may enter into in the future or pursuant to a vote of stockholders or directors. Delaware law and our certificate of incorporation also grant the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

See Exhibit Index appearing immediately after the signature page to this registration statement is incorporated by reference in this Item 8.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission Viejo, State of California on January 5, 2017.

MYND ANALYTICS, INC.

By:	/s/ George C. Carpenter IV
George C. Carpenter IV President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints George C. Carpenter IV and Paul Buck, and each of them , the true and lawful attorneys-in-fact and agents with full power of substitution, of each of him or her to execute in the name, place and stead of each of him and her (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, in each case which relates to this Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the Commission, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and he or she hereby ratifies and confirms his or her signature as it may be signed by his or her said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George C. Carpenter IV	Chief Executive Officer	January 5, 2017
George C. Carpenter IV	(Principal Executive Officer)

/s/ Paul Buck	Chief Financial Officer	January 5, 2017
Paul Buck	(Principal Financial and Accounting Officer)

/s/ Robin L. Smith, M.D.	Chairman of the Board	January 5, 2017
Robin L. Smith, M.D.

/s/ Robert J. Follman	Director	January 5, 2017
Robert J. Follman

/s/ Geoffrey E. Harris	Director	January 5, 2017
Geoffrey E. Harris

/s/ John Pappajohn	Director	January 5, 2017
John Pappajohn

/s/ Thomas T. Tierney	Director	January 5, 2017
Thomas T. Tierney

/s/ Michal Votruba	Director	January 5, 2017
Michal Votruba

EXHIBIT INDEX

Exhibit No.	Description
4.1(1)	Amended and Restated 2006 Stock Incentive Plan
4.2(2)	Amended and Restated 2012 Omnibus Incentive Compensation Plan
4.3(3)	Form of Restricted Share Agreement
4.4(4)	Form of ISO Stock Option Award Certificate
4.5(5)	Form of NQSO Stock Option Award Certificate
4.6(6)	Sample Stock Certificate
5.1*	Opinion of Dentons US LLP
23.1*	Consent of Dentons US LLP (included in Exhibit 5.1)
23.2*	Consent of Anton & Chia, LLP, independent registered public accounting firm
24.1*	Powers of Attorney (included on the signature page of this Registration Statement)

_______________

*	Filed herewith.

(1)	Incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 1, 2010 (File No. 000-26285).
(2)	Incorporated herein by reference to Annex A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on October 6, 2016 (File No. 001-35527).
(3)	Incorporated herein by reference to Exhibit 4.4 to the Registrant's Annual Report on Form 10-K filed on December 22, 2016 (File No. 001-35527).
(4)	Incorporated herein by reference to Exhibit 4.5 to the Registrant's Annual Report on Form 10-K filed on December 22, 2016 (File No. 001-35527).
(5)	Incorporated herein by reference to Exhibit 4.6 to the Registrant's Annual Report on Form 10-K filed on December 22, 2016 (File No. 001-35527).
(6)	Incorporated herein by reference to Exhibit 4.4 to the Registrant’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-173934) filed on April 25, 2012.